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                                                                    EXHIBIT 4.41

                                FIFTH AMENDMENT

     FIFTH AMENDMENT, dated as of January 2, 1996, to the Increasing Rate Senior Subordinated Debentures due January 3, 1996 of Consolidated Furniture Corporation (formerly known as Mohasco Corporation) (the "Borrower") issued in the original principal amount of $80,000,000 to Court Square Capital Limited (formerly known as Citicorp Capital Investors Ltd.) (the "Lender") dated as of September 22, 1989, as amended (the "Security") and the indenture attached as Exhibit A thereto (the "Indenture"). Capitalized terms used herein without definition shall have the same meaning as ascribed to such terms in the Security and the Indenture.

                                   Background

     Pursuant to the terms of the Security and Section 9.2 of the Indenture, the Borrower and the trustee under the Indenture may effect amendments to the Security and the Indenture with the consent of all Securityholders. Pursuant to the terms of the Security and Section 11.16 of the Indenture, if a trustee has not been appointed under the Indenture, the Borrower, with the consent of all Securityholders, may effect such amendments without the consent of a trustee. The Lender is the sole Securityholder and no trustee has been appointed under the Indenture. The parties have agreed to amend the Security and the Indenture to extend the maturity date of the Security from January 2, 1996 to January 2, 1997.

                                     Terms

     In consideration of the foregoing premises and the agreements and convenants contained herein, and intending to be legally bound, the parties hereto agree as follows:

          Section 1.  Amendments.

             1.1 The Security shall be amended as set forth in Endorsement No. 4 thereto, which Endorsement shall be in the form of Annex A hereto. The
Lender is hereby authorized to attach to its Security such Endorsement
No. 4 executed by a duly authorized officer of the Borrower, and to insert on the face of its Security the following legend:

                "THIS SECURITY SHALL BE DEEMED TO INCLUDE ENDORSEMENT NO. 4 DATED AS OF JANUARY 2, 1996 WHICH IS ATTACHED HERETO."

             1.2 The Indenture is hereby amended as follows:


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                    (a) The date "January 2, 1996" is deleted from the fourth
line of the cover page of the Indenture and the date "January 2,1997" is inserted in lieu thereof.

                    (b) The date "January 2, 1996" is deleted from the second paragraph on page 1 of the Indenture and the date "January 2, 1997" is inserted in lieu thereof.

                    (c) The date "January 2, 1996" is deleted from the definition of "Securities" in Section 1.1 of the Indenture and the date "January 2, 1997" is inserted in lieu thereof.

          Section 2. Conditions to Effectiveness. This Fifth Amendment shall become effective when the Endorsement No. 4 in the form of Annex A hereto is executed on behalf of the parties hereto and delivered to the Lender.

          Section 3. Effect of Amendment on Security and Indenture.

             3.1 Except as specifically amended above, the Security and the Indenture shall remain in full force and effect and hereby are ratified and confirmed. As used in the Security and the Indenture, the terms "Security" or "Indenture", "this Security" or "this Indenture", "herein", "hereinafter", "hereunder", "hereto", and words of similar import shall, unless the context requires otherwise, mean the Security and the Indenture as amended by this Fifth Amendment.

             3.2 The execution, delivery and effectiveness of this Fifth Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lender under the Security or the Indenture.

          Section 4. Execution and Counterparts. This Fifth Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which together shall constitute one and the same instrument.

          Section 5. Governing Law. This Fifth Amendment shall be governed by the laws of the State of New York applicable to contracts to be performed wholly in the State of New York, without regard to the conflicts of laws rules thereof.

          Section 6. Headings. Section headings in this Fifth Amendment are included herein for convenience of reference

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only and shall not constitute a part of this Fifth Amendment for any other purpose.

        IN WITNESS WHEREOF, the parties hereto have caused this Fifth Amendment to be duly executed by their respective officers as of the date first above written.


                                          CONSOLIDATED FURNITURE CORPORATION

                                          By: /s/ JOHN B. SGANGA
                                             --------------------------------
                                              John B. Sganga
                                              Executive Vice President


                                          By: /s/ JOHN B. SGANGA
                                             --------------------------------
                                              John B. Sganga
                                              Chief Financial Officer,
                                              Treasurer and Controller


                                          COURT SQUARE CAPITAL LIMITED

                                          By:
                                             --------------------------------
                                              M. Saleem Muqaddam
                                              Vice President



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                                                                         ANNEX A


                          FORM OF ENDORSEMENT NO. 4



        CONSOLIDATED FURNITURE CORPORATION and COURT SQUARE CAPITAL LIMITED hereby agree that the promissory note to which this Endorsement No. 4 is attached (the "Debentures") shall be and hereby is amended as follows:

        A. Delete the words "January 2, 1996" appearing on the front of the Debentures and substitute therefor the words "January 2, 1997."

        B. Delete the words "due January 2, 1996" appearing on the first page of the back of the Debentures and substitute therefor the words "due January 2, 1997."

                                       CONSOLIDATED FURNITURE CORPORATION


Dated:  January 2, 1996                By:  /s/ JOHN B. SGANGA
                                          ----------------------------
                                            John B. Sganga
                                            Executive Vice President

Dated:  January 2, 1996                By:  /s/ JOHN B. SGANGA
                                          ----------------------------
                                            John B. Sganga
                                            Chief Financial Officer,
                                            Treasurer and Controller

                                       COURT SQUARE CAPITAL LIMITED

Dated:  January 2, 1996                By:
                                          ----------------------------
                                            M. Saleem Muqaddam
                                            Vice President




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